                                                                Exhibit 23.01


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-70613) and related Prospectus of Rocky Mountain Internet, Inc. for the registration of 2,209,193 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 1999, with respect to the consolidated financial statements and schedule of Rocky Mountain Internet, Inc. as of and for the year ended December 31, 1998 included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP


Denver, Colorado
April 6, 1999